Exhibit 3.1(c)
                                                                  --------------

                              Articles Of Merger Of
                      Double Eagle Petroleum And Mining Co.
                             (A Wyoming Corporation)
                                  With And Into
                           Double Eagle Petroleum Co.
                            (A Maryland Corporation)

                        Pursuant to Section 3-107 of the
                       General Corporation Law of Maryland


     1. The names and states of incorporation of each of the constituent corporations (collectively, the "Constituent Corporations") are as follows:

          Double Eagle Petroleum And Mining Co., a Wyoming corporation
                                       and
               Double Eagle Petroleum Co., a Maryland corporation.

     2. An agreement and plan of merger (the "Agreement And Plan Of Merger") has been approved, adopted, certified, executed and acknowledged by the board of directors and the holders of common stock of each of the Constituent Corporations in accordance with the laws under which it is formed and in particular, in accordance with the applicable provisions of the Wyoming Business Corporation Act, and the General Corporation Law of Maryland. The Agreement And Plan Of Merger provides for, among other things, the merger of Double Eagle Petroleum And Mining Co. with and into Double Eagle Petroleum Co. pursuant to which each stockholder of Double Eagle Petroleum And Mining Co. will receive one share of common stock of Double Eagle Petroleum Co. for each share of common stock of Double Eagle Petroleum And Mining Co. that each stockholder owns.

     3. Double Eagle Petroleum And Mining Co. was incorporated on January 15, 1972 pursuant to the Wyoming Business Corporation Act.

     4. Neither Double Eagle Petroleum And Mining Co. nor Double Eagle Petroleum Co. owns any interest in land in Maryland. No interest in land in Maryland is affected by the merger of Double Eagle Petroleum And Mining Co. with and into Double Eagle Petroleum Co.

     5. The surviving corporation shall be Double Eagle Petroleum Co., a Maryland corporation. The name of the surviving corporation shall be Double Eagle Petroleum Co.

     6. The Articles Of Incorporation of Double Eagle Petroleum Co. shall be the articles of incorporation of the surviving corporation.

     7. The executed Agreement And Plan Of Merger is on file at the principal place of business of Double Eagle Petroleum Co., 777 Overland Trail, Casper, Wyoming 82602.

     8. A copy of the Agreement And Plan Of Merger will be furnished by Double Eagle Petroleum Co. on request without cost to the sole stockholder of Double Eagle Petroleum Co. and to any stockholder of Double Eagle Petroleum And Mining Co.

     9. The authorized capital stock of Double Eagle Petroleum And Mining Co. consists of 10,000,000 shares of $.10 par value common stock, 4,875,103 shares of which were issued and outstanding as of the December 15, 2000 record date for determining shareholders eligible to vote on the merger.

     10. The authorized capital stock of Double Eagle Petroleum Co. consists of 10,000,000 shares of $.10 par value common stock, 100 of which are issued and outstanding.

     12. Upon the merger becoming effective, (a) each outstanding share of common stock of Double Eagle Petroleum And Mining Co. shall be immediately deemed to be one share of common stock of Double Eagle Petroleum Co. without an exchange of certificates, and (b) the 100 shares of common stock of Double Eagle Petroleum Co. owned by Double Eagle Petroleum And Mining Co., which shall then be owned by Double Eagle Petroleum Co. by virtue of the merger, shall be retired and resume the status of authorized and unissued shares and any capital represented by the shares shall be eliminated.

     IN WITNESS WHEREOF, this Certificate Of Merger has been executed by each of Double Eagle Petroleum Co. and Double Eagle Petroleum And Mining Co. by its duly authorized officers to be effective on February 9, 2001.


                                            DOUBLE EAGLE PETROLEUM CO.,
                                            a Maryland corporation


                                            By:  /s/  Stephen H. Hollis
                                               --------------------------------
                                                      Stephen H. Hollis,
                                                      President
ATTEST:


/s/ Carol A. Osborne
----------------------------------
    Carol A. Osborne, Secretary


                                            DOUBLE EAGLE PETROLEUM AND MINING
                                            CO., a Wyoming corporation


                                            By:  /s/  Stephen H. Hollis
                                               --------------------------------
                                                      Stephen H. Hollis,
                                                      President

ATTEST:


/s/ Carol A. Osborne
----------------------------------
    Carol A. Osborne, Secretary

STATE OF WYOMING        )
                        ) ss.
COUNTY OF NATRONA       )

     On this 14th day of February, 2001, before me personally appeared Stephen
H. Hollis, President of Double Eagle Petroleum Co., who, being duly sworn by me, acknowledged that he executed the foregoing instrument in the name of said entity, that he had the authority to execute same, and that he executed the same as the act and deed of said entity for the uses and purposes therein stated.

     My commission expires: May 23, 2002     /s/  Kathleen K. Ahern
                           -------------     ----------------------------------
                                                  Kathleen K. Ahern
                                                  Notary Public
[SEAL]


STATE OF WYOMING        )
                        ) ss.
COUNTY OF NATRONA       )

     On this 14th day of February, 2001, before me personally appeared Stephen
H. Hollis, President of Double Eagle Petroleum And Mining Co., who, being duly sworn by me, acknowledged that he executed the foregoing instrument in the name of said entity, that he had the authority to execute same, and that he executed the same as the act and deed of said entity for the uses and purposes therein stated.

     My commission expires: May 23, 2002    /s/  Kathleen K. Ahern
                           -------------    -----------------------------------
                                                 Kathleen K, Ahern
                                                 Notary Public
[SEAL]


STATE OF WYOMING        )
                        ) ss.
COUNTY OF NATRONA       )

     On this 14th day of February, 2001, before me personally appeared Carol A. Osborne, Secretary of Double Eagle Petroleum Co., who, being duly sworn by me, acknowledged that he executed the foregoing instrument in the name of said entity, that he had the authority to execute same, and that he executed the same as the act and deed of said entity for the uses and purposes therein stated.

     My commission expires: May 23, 2002    /s/  Kathleen K. Ahern
                           -------------    -----------------------------------
                                                 Kathleen K. Ahern
                                                 Notary Public
[SEAL]

STATE OF WYOMING        )
                        ) ss.
COUNTY OF NATRONA       )

     On this 14th day of February, 2001, before me personally appeared Carol A. Osborne, Secretary of Double Eagle Petroleum And Mining Co., who, being duly sworn by me, acknowledged that he executed the foregoing instrument in the name of said entity, that he had the authority to execute same, and that he executed the same as the act and deed of said entity for the uses and purposes therein stated.

     My commission expires: May 23, 2002    /s/  Kathleen K. Ahern
                           -------------    -----------------------------------
                                                 Kathleen K. Ahern
                                                 Notary Public
[SEAL]

                                    * * * * *


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